Exhibit 99

SYNOVUS(R)[Logo]  NEWS RELEASE

For Immediate Release
---------------------

Contact:       Patrick A. Reynolds
               Director of Investor Relations
               (706) 649-4973

        Synovus Reports 15% Increase in Net Income for First Quarter 2002

       Net Interest Income, Expense Control, and TSYS Drive Profitability

     Columbus, Ga., April 15, 2002 -- Synovus (NYSE: "SNV"), the Columbus, Ga.-based multi-financial services company, today announced net income was $82.8 million for the first quarter 2002, up 15%, compared to $71.9 million for the same period in 2001. Diluted earnings per share were $0.28 for the quarter, up 12.5% over last year's $0.25. Major contributors to the growth in net income include strong loan growth, coupled with improving net interest margin, and expense control management. TSYS' net income growth positively impacted the consolidated growth in net income.

     "We are very pleased to report excellent first quarter results," said James
H. Blanchard, Synovus Chairman and Chief Executive Officer. "Our outstanding loan growth of 14% over last year, coupled with continued strong credit quality, added substantially to our excellent results. Net interest margin improved to 4.77% from last year's 4.55%, leading to our 18% increase in net interest income over last year. TSYS increased net income by 22% over last year in a challenging environment. Throughout the Synovus family of companies, our commitment to controlling our expenses - overall a 7% increase over last year - contributed extensively to our excellent results in the quarter."

     Return on assets for the quarter was 2.03% and return on equity was 19.52%, as compared to 1.97% and 20.08%, respectively, for the first quarter 2001. Shareholders' equity at March 31, 2002, was $1.728 billion, which represented a very strong 10.33% of quarter-end assets. Total assets ended the quarter at $16.7 billion, an increase of 10.2% from the same period last year.

     Asset quality remained strong during the first quarter. Reflecting the emphasis on high credit quality and credit management, the ratio of nonperforming assets to loans and other real estate was 0.58%, the allowance for loan losses was 1.38% of loans, and net charge-offs were 0.29% of average loans for the first quarter, as compared to 0.54%, 1.38% and 0.39%, respectively, in the previous quarter. The allowance for loan losses provides coverage of 313% of nonperforming loans and the provision for loan losses covered net charge-offs by 1.44x for the quarter.

     Synovus Financial Services' (formerly banking operations) revenues increased 12% over the same period last year, while net income increased 14% over last year. Return on assets for the quarter was 1.54% and return on equity was 18.99%, compared to 1.52% and 19.56%, respectively, in the first quarter of 2001. Net interest income increased by 18.5% versus the first quarter last year, due to net loan growth of 13.8% and a net interest margin of 4.77%, up from 4.55% in the previous quarter. Financial Services' non-interest income was down 3% as compared to the first quarter last year, due

                    Post Office Box 120 / Columbus, GA 31902
                                 www.synovus.com


Synovus Reports 15% Increase in Net Income for First Quarter/p. 2

primarily to last year's $8 million gain from the sale of our ownership in the Star System ATM network, the equivalent of 1.67(cent) per share after-tax. Without this gain, Financial Services' non-interest income would have increased 10% fundamentally, with increases in mortgage banking of 3% (after being up 104% for the same period last year), service charges on deposits of 11%, and credit card fees of 9% over the same period last year. Financial Management Services and insurance (formerly wealth management) revenues increased 19% over the first quarter last year, with trust up 19%, brokerage up 7%, Creative Financial Group up 13%, and insurance up 85%. Financial Services' non-interest income as a percentage of banking revenues -- excluding securities gains/losses -- was 25% in the quarter. The fundamental Financial Services' G&A expenses for the quarter were up 7.8% over last year. The efficiency ratio for the quarter was 53.7% versus 54.5% for the first quarter 2001.

     TSYS reported net income of $26.9 million for the first quarter 2002, a 22.3% increase in net income over the same period last year. Diluted earnings per share for the quarter increased to $0.14, up from $0.11 last year. International revenues for the first quarter increased 88% over the first quarter last year, due to the European expansion and conversions that occurred in the second and third quarters last year. On the domestic front, TSYS converted 12 million accounts of the Charming Shoppes' retail card portfolio in the first quarter. With TSYS' contribution, Synovus' total non-interest income -- excluding securities gains/losses and reimbursable items at TSYS -- was 57.3% of revenues for the quarter versus 60.3% in the same period last year.

     2002 is an extremely challenging year for TSYS. TSYS' forecast for the year includes potential revenues from both prospective and existing clients, and also an intense focus on aggressive expense control. Against this backdrop, TSYS remains cautiously optimistic it can achieve its goal of growing net income by 20% in 2002 over 2001. Adverse developments with respect to any of these matters could cause TSYS to fall short of its goal of growing net income by 20% in 2002.

     Blanchard concluded, "Our vision is for Synovus to be the finest financial services company in the world. We believe that our current strategies, team members, technological advantages, and our strong balance sheet position us well for future earnings growth. Though today's business environment is marked with uncertainty, we cautiously reiterate our expectations of at least 15% growth in earnings per share in 2002 and to be in the 15-18% range of earnings growth for 2003."

     Synovus will host an earnings highlights conference call at 8:30 ET, on April 16, 2002. The conference call can be accessed at www.synovus.com. Please log on 5-10 minutes ahead of the call time.

     Synovus (NYSE: "SNV") is a diverse financial services holding company with more than $16.7 billion in assets based in Columbus, Ga. Synovus provides integrated financial services including banking, financial management, insurance, mortgage and leasing services through 38 affiliate banks and other Synovus offices in Georgia, Alabama, South Carolina and Florida; and electronic payment processing through an 81.1-percent stake in TSYS (NYSE: "TSS"), the world's largest third-party processor of international payments. Synovus is No. 5 on FORTUNE magazine's list of "The 100 Best Companies To Work For" in 2002. See Synovus on the Web at www.synovus.com.

     This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding Synovus' expected growth in earnings per share and TSYS' expected growth in net income and the assumptions underlying such statements, including, with respect to Synovus' expected increases in earnings per share; expected increases in banking services' net income and loan growth; expected annual increases in Financial Management Services and



                    Post Office Box 120 / Columbus, GA 31902
                                 www.synovus.com

Synovus Reports 15% Increase in Net Income for First Quarter /p. 3

insurance revenues; expected annual increases in net income of TSYS; and expected annual increases in Financial Services' expenses. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus' ability to control or predict. These factors include, but are not limited to, Synovus' inability to achieve its net income goals for banking services; Synovus' inability to increase its revenues derived from Financial Management Services and insurance; TSYS' inability to achieve its net income goals for the years 2002 through 2003 (whether arising out of TSYS' inability to successfully bring new products and services to market, including, but not limited to, stored value and e-commerce products; and other processing services, adverse developments with respect to TSYS' sub-prime clients, TSYS' inability to control expenses, or otherwise); competitive pressures arising from aggressive competition from other lenders; factors that affect the delinquency rate on Synovus' loans and the rate at which Synovus' loans are charged off; changes in the cost and availability of funding due to changes in the deposit market and credit market, or the way in which Synovus is perceived in such markets; changes in prevailing interest rates; the timely development of competitive new products and services and the acceptance of such by customers; Synovus' inability to control expenses; a deterioration in credit quality or a reduced demand for credit; and the effects of changes in government policy and regulations, including restrictions and/or limitations arising from banking laws, regulations and examinations. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in Synovus' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.

                                       ###

                    Post Office Box 120 / Columbus, GA 31902
                                 www.synovus.com

 Synovus


  INCOME STATEMENT                                                       Three Months Ended
  (Amounts in thousands, except per share data)                              March 31,
                                                         ------------------------------------------------

                                                                 2002               2001          Change
                                                         ------------------------------------------------
  Interest Income (Taxable Equivalent)                   $       259,844            294,305       (11.7)%
  Interest Expense                                                85,456            146,200       (41.5)
                                                         ---------------       ------------     ---------
  Net Interest Income (Taxable Equivalent)                       174,388            148,105        17.7
  Tax Equivalent Adjustment                                        1,771              1,692         4.7
                                                         ---------------       ------------     ---------
  Net Interest Income                                            172,617            146,413        17.9
  Provision for Loan Losses                                       13,109             10,987        19.3
                                                         ---------------       ------------     ---------
  Net Interest Income After Provision                            159,508            135,426        17.8
                                                         ---------------       ------------     ---------
  Non-Interest Income:
      Data Processing                                            160,066            149,340         7.2
      Service Charges on Deposits                                 22,172             20,037        10.7
      Fees For Trust Services                                      6,916              5,790        19.4
      Brokerage Revenue                                            4,644              4,326         7.4
      Mortgage Banking Income                                      8,739              8,469         3.2
      Credit Card Fees                                             4,796              4,412         8.7
      Securities Gains (Losses)                                      929                418       122.2
      Other Fee Income                                             4,746              4,337         9.4
      Other Non-Interest Income                                   19,300             25,889       (25.5)
                                                         ---------------       ------------     ---------
  Non-Interest Income before Reimbursable Items                  232,308            223,018         4.2
      Reimbursable Items                                          56,990             62,562        (8.9)
                                                         ---------------       ------------     ---------
  Total Non-Interest Income                                      289,298            285,580         1.3
                                                         ---------------       ------------     ---------
  Non-Interest Expense:
     Personnel Expense                                           142,071            134,268         5.8
     Occupancy & Equipment Expense                                61,069             57,274         6.6
     Other Non-Interest Expense                                   54,386             49,632         9.6
                                                         ---------------       ------------     ---------
  Non-Interest Expense before Reimbursable Items                 257,526            241,174         6.8
      Reimbursable Items                                          56,990             62,562        (8.9)
                                                         ---------------       ------------     ---------
  Total Non-Interest Expense                                     314,516            303,736         3.5
                                                         ---------------       ------------     ---------
  Minority Interest in Consolidated Subsidiaries                   5,088              4,205        21.0
  Income Before Taxes                                            129,202            113,065        14.3
  Income Tax Expense                                              46,450             41,180        12.8
                                                         ---------------       ------------     ---------
  Net Income                                                      82,752             71,885        15.1
                                                         ===============       ============     =========

  Basic Earnings Per Share                                          0.28               0.25        12.3
  Diluted Earnings Per Share                                        0.28               0.25        12.5
  Dividends Declared Per Share                                      0.15               0.13        15.7

  Return on Assets                                                  2.03 %             1.97           6 bp
  Return on Equity                                                 19.52              20.08         (56)
  Average Shares Outstanding - Basic                             294,927            287,707         2.5 %
  Average Shares Outstanding - Diluted                           300,158            293,248         2.4


  bp - change is measured as difference in basis points.

On January 1, 2002, Synovus adopted the provisions of the Financial Accounting Standards Board Staff Announcement Topic D-103, Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred. The Announcement requires that reimbursements received for out-of-pocket expenses be characterized as revenue. These items are reflected as reimbursable items on the accompanying income statements. All prior periods presented have been restated to conform with the new presentation.

 Synovus

  INCOME STATEMENT
  (Amounts in thousands, except per share data)        2002                              2001                      1st Quarter
                                                  --------------------------------------------------------------   ------------
                                                      First         Fourth     Third       Second      First       '02 vs. '01
                                                      Quarter       Quarter    Quarter     Quarter     Quarter          Change
                                                  --------------------------------------------------------------   ------------
  Interest Income (Taxable Equivalent)             $    259,844      271,378    282,587     289,867     294,305        (11.7)%
  Interest Expense                                       85,456       98,716    122,035     134,146     146,200        (41.5)
                                                  -------------    ---------  ----------   ---------  ----------   ------------
  Net Interest Income (Taxable Equivalent)              174,388      172,662    160,552     155,721     148,105         17.7
  Tax Equivalent Adjustment                               1,771        1,890      1,834       1,833       1,692          4.7
                                                  -------------    ---------  ----------   ---------  ----------   ------------
  Net Interest Income                                   172,617      170,772    158,718     153,888     146,413         17.9
  Provision for Loan Losses                              13,109       16,717     10,799      13,170      10,987         19.3
                                                  -------------    ---------  ----------   ---------  ----------   ------------
  Net Interest Income After Provision                   159,508      154,055    147,919     140,718     135,426         17.8
                                                  -------------    ---------  ----------   ---------  ----------   ------------
  Non-Interest Income:
      Data Processing                                   160,066      166,866    161,892     159,299     149,340          7.2
      Service Charges on Deposits                        22,172       24,182     21,152      21,168      20,037         10.7
      Fees For Trust Services                             6,916        7,294      6,637       6,788       5,790         19.4
      Brokerage Revenue                                   4,644        4,020      3,858       4,159       4,326          7.4
      Mortgage Banking Income                             8,739       10,668      8,938      10,197       8,469          3.2
      Credit Card Fees                                    4,796        5,878      5,553       5,341       4,412          8.7
      Securities Gains (Losses)                             929          539        337         428         418        122.2
      Other Fee Income                                    4,746        4,613      4,109       4,140       4,337          9.4
      Other Non-Interest Income                          19,300       23,491     16,883      20,080      25,889        (25.5)
                                                  -------------    ---------  ----------   ---------  ----------   ------------
  Non-Interest Income before Reimbursable Items         232,308      247,551    229,359     231,600     223,018          4.2
      Reimbursable Items                                 56,990       55,450     54,993      59,560      62,562         (8.9)
                                                  -------------    ---------  ----------   ---------  ----------   ------------
  Total Non-Interest Income                             289,298      303,001    284,352     291,160     285,580          1.3
                                                  -------------    ---------  ----------   ---------  ----------   ------------
  Non-Interest Expense:
     Personnel Expense                                  142,071      152,920    141,455     137,441     134,268          5.8
     Occupancy & Equipment Expense                       61,069       59,749     58,088      60,541      57,274          6.6
     Other Non-Interest Expense                          54,386       49,592     48,911      49,923      49,632          9.6
                                                  -------------    ---------  ----------   ---------  ----------   ------------
  Non-Interest Expense before Reimbursable Items        257,526      262,261    248,454     247,905     241,174          6.8
      Reimbursable Items                                 56,990       55,450     54,993      59,560      62,562         (8.9)
                                                  -------------    ---------  ----------   ---------  ----------   ------------
  Total Non-Interest Expense                            314,516      317,711    303,447     307,465     303,736          3.5
                                                  -------------    ---------  ----------   ---------  ----------   ------------
  Minority Interest in Consolidated Subsidiaries          5,088        5,651      4,976       5,027       4,205         21.0
  Income Before Taxes                                   129,202      133,694    123,848     119,386     113,065         14.3
  Income Tax Expense                                     46,450       48,483     44,943      43,771      41,180         12.8
                                                  -------------    ---------  ----------   ---------  ----------   ------------
  Net Income                                             82,752       85,211     78,905      75,615      71,885         15.1
                                                  ==============  ===========  =========  ==========  ==========   ============

  Basic Earnings Per Share                                 0.28         0.29       0.27        0.26        0.25         12.3
  Diluted Earnings Per Share                               0.28         0.29       0.27        0.26        0.25         12.5
  Dividends Declared Per Share                             0.15         0.13       0.13        0.13        0.13         15.7

  Return on Assets                                         2.03 %       2.11       2.02        2.00        1.97            6 bp
  Return on Equity                                        19.52        20.51      19.93       19.96       20.08          (56)
  Average Shares Outstanding - Basic                    294,927      292,271    290,868     290,315     287,707          2.5 %
  Average Shares Outstanding - Diluted                  300,158      296,556    297,357     296,218     293,248          2.4

  bp - change is measured as difference in basis points.

On January 1, 2002, Synovus adopted the provisions of the Financial
Accounting Standards Board Staff Announcement Topic D-103, Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred. The Announcement requires that reimbursements received for out-of-pocket expenses be characterized as revenue. These items are reflected as reimbursable items on the accompanying income statements. All prior periods presented have been restated to conform with the new presentation.

 Synovus

  SELECTED BALANCE SHEET DATA
  (Amounts in thousands, except per share data)         2002                          2001                              1st Quarter
                                                   ----------------------------------------------------------------   -------------
                                                        First      Fourth        Third       Second         First       '02 vs. '01
                                                       Quarter     Quarter      Quarter      Quarter       Quarter          Change
                                                   ----------------------------------------------------------------   -------------
  Total Assets                                    $   16,725,734  16,654,891   15,778,234   15,651,115    15,178,638         10.2 %
  Investment Securities                                2,076,461   2,088,287    2,087,135    2,065,125     2,063,315          0.6
  Loans (net of unearned income)                      12,698,763  12,417,917   11,852,572   11,604,690    11,155,864         13.8
  Total Deposits                                      12,451,008  12,146,198   11,525,774   11,561,515    11,487,328          8.4
      Demand Deposits                                  1,918,674   1,984,524    1,750,644    1,822,591     1,725,783         11.2
      Certificates of Deposit                          5,177,699   5,183,225    5,200,227    5,238,816     5,368,835         (3.6)
      Savings Accounts                                   447,737     420,311      422,393      420,520       423,292          5.8
      NOW Accounts                                     1,974,827   1,916,259    1,677,840    1,717,637     1,638,446         20.5
      Money Market                                     2,932,071   2,641,879    2,474,670    2,361,951     2,330,972         25.8

  Shareholders'  Equity                                1,728,095   1,694,946    1,618,271    1,550,559     1,501,444         15.1

  Book Value Per Share                                      5.85        5.75         5.56         5.34          5.18         12.9
  Equity to Assets                                         10.33       10.18        10.26         9.91          9.89           44 bp
  Loan to Deposit Ratio                                   101.99      102.24       102.84       100.37         97.11          488
  Demand Deposits / Total Deposits                         15.41       16.34        15.19        15.76         15.02           39
  Common Shares Outstanding                              295,252     294,674      291,057      290,615       289,766          1.9 %


  CREDIT QUALITY DATA
  (Dollars in thousands)                                2002                          2001                              1st Quarter
                                                   ----------------------------------------------------------------   -------------
                                                        First      Fourth        Third       Second         First       '02 vs. '01
                                                       Quarter     Quarter      Quarter      Quarter       Quarter        Change
                                                   ----------------------------------------------------------------   -------------
  Nonperforming  Loans                            $       55,791      51,585       49,197       40,168        42,221         32.1 %
  Other Real Estate                                       17,970      15,867       14,720       16,458        12,309         46.0
  Nonperforming  Assets                                   73,761      67,452       63,917       56,626        54,530         35.3
  Allowance for Loan Losses                              174,774     170,769      162,117      159,600       153,916         13.6

  Net Charge-Offs  -  Quarter                              9,104      12,023        8,280        7,486         7,198         26.5
  Net Charge-Offs  -  YTD                                  9,104      34,988       22,965       14,684         7,198         26.5
  Net Charge-Offs / Average Loans  -  Quarter               0.29        0.39         0.28         0.26          0.26
  Net Charge-Offs / Average Loans  -  YTD                   0.29        0.30         0.27         0.26          0.26

  Nonperforming Loans / Loans & ORE                         0.44        0.42         0.42         0.35          0.38
  Nonperforming Assets / Loans & ORE                        0.58        0.54         0.54         0.49          0.49
  Allowance / Loans                                         1.38        1.38         1.37         1.38          1.38

  Allowance / Nonperforming Loans                         313.27      331.04       329.52       397.33        364.55
  Allowance / Nonperforming Assets                        236.95      253.17       253.64       281.85        282.26

  bp - change is measured as difference in basis points.

 Synovus

 AVERAGE BALANCES AND YIELDS/RATES
 (Amounts in thousands)

                                                      2002                                      2001
                                                  ---------------------------------------------------------------------------------
                                                     First              Fourth          Third           Second          First
                                                    Quarter            Quarter         Quarter         Quarter         Quarter
                                                  ---------------------------------------------------------------------------------
 Interest Earning Assets
----------------------------------------
 Investment Securities                            $   2,038,865          2,025,366       2,011,548       2,023,000       2,019,418
     Yield                                                 6.08 %             6.19            6.34            6.38            6.49

 Loans, Net                                       $  12,401,910         11,967,899      11,498,072      11,183,502      10,875,712
     Yield                                                 7.31 %             7.79            8.50            9.05            9.58

 Mortgage Loans Held for Sale                     $     276,682            262,476         181,372         204,998         143,613
     Yield                                                 6.65 %             6.78            7.34            7.36            7.43

 Federal Funds Sold                               $      61,136             40,360         110,100         105,411         116,245
     Yield                                                 2.40 %             3.73            3.80            4.61            5.90

 Time Deposits with Banks                         $       3,328              3,561           4,087           6,234           5,598
     Yield                                                 1.65 %             2.29            3.62            5.40            5.05

----------------------------------------------------------------------------------------------------------------------------------
 Total Interest Earning Assets                    $  14,781,921         14,299,662      13,805,179      13,523,145      13,160,586
     Yield                                                 7.11 %             7.54            8.13            8.59            9.05
----------------------------------------------------------------------------------------------------------------------------------

 Interest Bearing Liabilities
----------------------------------------
 Time Deposits Over $100,000                      $   2,569,115          2,596,808       2,583,032       2,651,781       2,655,281
     Rate                                                  3.89 %             4.51            5.28            5.86            6.45

 Time Deposits Under $100,000                     $   2,439,460          2,526,555       2,602,377       2,653,134       2,653,402
     Rate                                                  4.07 %             4.78            5.48            5.94            6.19

 Other Interest Bearing Deposits                  $   5,215,169          4,777,271       4,459,166       4,310,544       4,159,123
     Rate                                                  1.32 %             1.56            2.44            2.88            3.55

 Federal Funds Purchased                          $   1,290,957          1,334,622       1,207,804       1,084,710         939,064
     Rate                                                  1.70 %             2.00            3.48            4.23            5.59

 Other Short-Term Borrowings                      $       9,428              8,707          20,228           6,530           8,687
     Rate                                                  1.38 %             2.16            3.24            3.97            5.14

 Other Borrowings                                 $   1,082,675            963,619         923,290         884,027         867,715
     Rate                                                  5.19 %             5.38            5.74            6.14            6.38

----------------------------------------------------------------------------------------------------------------------------------
 Total Interest Bearing Liabilities               $  12,606,804         12,207,582      11,795,897      11,590,726      11,283,272
     Rate                                                  2.74 %             3.20            4.10            4.63            5.24
----------------------------------------------------------------------------------------------------------------------------------

 Non-Interest Bearing Demand Deposits             $   1,826,432          1,755,795       1,693,111       1,691,382       1,634,027
 Shareholders' Equity                             $   1,719,380          1,647,933       1,570,921       1,519,296       1,451,560
 Total Assets                                     $  16,522,858         16,021,119      15,472,034      15,191,121      14,788,857
----------------------------------------------------------------------------------------------------------------------------------
 Spread                                                    4.37 %             4.33            4.03            3.96            3.81
 Net Interest Margin                                       4.77 %             4.80            4.62            4.61            4.55
----------------------------------------------------------------------------------------------------------------------------------